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                                                                   Exhibit 10.21

                             HEWITT ASSOCIATES LLC
            SEVENTH AMENDMENT TO REVOLVING AND TERM CREDIT AGREEMENT

Harris Trust and Savings Bank
Bank of America, N.A.

Ladies and Gentlemen:

         The undersigned, Hewitt Associates LLC, an Illinois limited liability company (the "Borrower"), refers to the Revolving and Term Credit Agreement dated as of May 28, 1996, as amended and currently in effect among the Borrower, Harris Trust and Savings Bank, individually ("Harris") and as Agent ("Agent") and Bank of America, N.A. ("Bank of America") (along with Harris Trust and Savings Bank in its capacity as a lender, collectively the "Lenders") (as heretofore amended, the "Credit Agreement "). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         On or prior to the date hereof, the Borrower entered into a reorganization transaction pursuant to which, among other things, (i) the Parent created a new subsidiary, Hewitt Associates, Inc., a Delaware corporation ("HAI"), (ii) the Borrower distributed an amount not to exceed $207.5 million comprised of accounts receivable and cash to the Parent, and (iii) the Parent transferred all of its ownership interests in the Borrower to HAI (collectively, the foregoing transactions and the related transactions described in the form S-1 Registration Statement of HAI filed with the U.S. Securities and Exchange Commission on May 17, 2002, as it may be amended from time to time (the "S-1"), the "Reorganization Transaction"). In connection with the Reorganization Transaction, the Borrower requested that the Lenders waive certain Defaults and Events of Default which would otherwise have occurred as a result thereof, and amend certain provisions of the Credit Agreement in connection therewith, and the Lenders did so, all on the terms and conditions set forth in a certain Sixth Amendment and Waiver to Revolving and Term Credit Agreement of even date herewith (herein, the "Sixth Amendment"). In addition to the amendments to the Credit Agreement set forth in the Sixth Amendment, the Borrower is requesting that the Lenders further amend a certain provision of the Credit Agreement, and the Lenders are willing to do so, all on the terms and conditions set forth in this Seventh Amendment to Revolving and Term Credit Agreement (this "Amendment").

SECTION 1. AMENDMENT.

         Subject to the satisfaction of the conditions precedent set forth in
Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

         1.1. Section 7.11(b) of the Credit Agreement shall be amended to read in its entirety as follows:

               (b) purchase money indebtedness secured by Liens permitted by
          Section 7.12(d) hereof heretofore or hereafter incurred to acquire fixed assets and

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               not exceeding the purchase price of the assets financed and
               Capitalized Lease Obligations not exceeding, in aggregate principal amount at any one time outstanding, 20% of Owners Equity, provided that (x) the long term lease of property in Norwalk, Connecticut in connection with which the Borrower has incurred Capitalized Lease Obligations in an amount of approximately $65,000,000, and (y) the long term lease of property in Newport Beach, California in connection with which the Borrower has incurred Capitalized Lease Obligations in an amount not to exceed $25,000,000 shall each be permitted pursuant to this Section 7.11(b) and shall not be counted against the maximum amount set forth herein, although each of such leases shall continue to be counted as Funded Debt for all other purposes under this Agreement.

SECTION 2. COMMONS PRECEDENT.

         The effectiveness of this Amendment is subject to satisfaction of all of the following conditions precedent:

         2.1. The Agent shall have received counterparts hereof signed by the Borrower and the Lenders.

         2.2. The Parent shall have executed an acknowledgment of this Amendment in the form set forth below.

         2.3. All legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Lenders and their counsel,

SECTION 3. REPRESENTATIONS.

         The Borrower hereby represents and warrants to the Agent and the Lenders that as of the date hereof:

               3.1. No Default and no Event of Default shall have occurred and be continuing on such date;

               3.2. All representations and warranties on the part of the Borrower contained in the Loan Documents are true and correct in all material respects at and as of such date as though made on and as of such date (except as to matters previously disclosed to all Lenders in writing).

SECTION 4. MISCELLANEOUS.

         4.1. Except as specifically modified hereby, all of the terms, conditions and provisions of the Credit Agreement shall stand and remain unchanged and in full force and effect. No reference to this Amendment need be made in any instrument or document at any time referring to the Credit Agreement, a reference to the Credit Agreement in any of such items to be deemed to be a reference to the Credit Agreement as modified hereby.

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         4.2. he Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent incurred in connection with the negotiation, preparation, execution and/or delivery of this Amendment and the other instruments or documents contemplated hereby or to be delivered hereunder. This Amendment may be executed in counterparts and by separate parties hereto on separate counterparts, each to constitute an original but all to constitute but one and the same instrument. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

         4.3. This Amendment has been duly authorized, executed and delivered on the Borrower's behalf, and the Credit Agreement, as modified hereby, constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                           [SIGNATURE PAGES TO FOLLOW]

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         This Seventh Amendment to Revolving and Term Credit Agreement is dated as of May 31,2002,

                                          BORROWER

                                          HEWITT ASSOCIATES LLC

                                          By /s/ C. L. Connolly III
                                          Its Authorized Representative

                                          LENDERS

                                          HARRIS TRUST AND SAVINGS BANK,
                                           individually and as Agent

                                          By /s/ Stephen Whiter
                                          Its Managing Director

                                          BANK OF AMERICA, N.A.

                                          By /s/ John E. Williams
                                          Its Managing Director

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                 PARENT GUARANTOR'S ACKNOWLEDGEMENT AND CONSENT

         Hewitt Holdings LLC (the "Parent") heretofore previously executed and delivered to the Agent a Guaranty Agreement dated as of May 31, 2002 (the "Guaranty,") with respect to the Obligations under and as defined in the Credit Agreement. The Parent hereby consents to the foregoing Seventh Amendment to Revolving and Term Credit Agreement as set forth above and confirms that the Guaranty and all of its obligations thereunder remain in full force and effect with respect to the Obligations under the Credit Agreement as amended by such Seventh Amendment. The Parent further agrees that the consent of the Parent to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.

                                          HEWITT HOLDINGS LLC

                                          By /s/ C. L. Connolly III
                                          Its Authorized Representative

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